Exhibit 99.2
Selectica Announces Transfer of Exchange Shares; Trading Expected to Resume on NASDAQ
SAN JOSE, CA, February 4, 2009 – Selectica, Inc. (NASDAQ: SLTC) today announced that trading in its common stock is expected to resume on the NASDAQ Global Stock Market following the previously announced exchange of the Company’s outstanding stock purchase rights for common shares (the “Exchange Shares”). Further information regarding the resumption of trading of Selectica’s stock can be found on NASDAQ’s website at http://www.nasdaqtrader.com/Trader.aspx?id=TradeHalts.
Rights held by Versata Enterprises, Inc., Trilogy, Inc. and certain related persons (collectively, “Versata”), were cancelled December 19, 2008, pursuant to the terms of the Rights Plan. As a result, Versata became an “Acquiring Person” under the Rights Plan and therefore is not eligible to receive Exchange Shares. All other stockholders that are not “Acquiring Persons” are eligible to receive Exchange Shares.
On February 4, Selectica’s stock transfer agent, Wells Fargo Shareowner Services (“WFSS”), credited 25,373,007 Exchange Shares to the accounts of Depository Trust Company (“DTC”) participants that certified that they did not hold Selectica common stock on behalf of an “Acquiring Person.” WFSS also transferred 669,373 Exchange Shares to directly registered stockholders that have been identified by Selectica as not being an “Acquiring Person”. Direct Registration Statements with respect to these shares will be mailed to stockholders by WFSS.
Also on February 4, WFSS transferred 767,125 Exchange Shares to Wilmington Trust Company (“WTC”), in its capacity as trustee (the “Trustee”) for the 2009 Selectica Exchange Trust (the “Trust”), to hold for the benefit of eligible stockholders whose brokers did not provide the required certification to DTC by February 3, 2009. Eligible shareholders of record will receive their Exchange Shares from the Trust upon written certification to the Trustee that they are not nor are affiliated with an “Acquiring Person.” The required certification and instructions are available by contacting Jeanne Oller at WTC at (302) 636-6188 or by visiting the investor relations section of Selectica’s web site at www.selectica.com.
Based on its most recently available information, Selectica had approximately 28.7 million shares of common stock outstanding before the Exchange, including approximately 1.9 million shares beneficially owned by Versata. Following the Exchange, Selectica has approximately 55.5 million shares of common stock outstanding, including those shares held by the Trust.
About Selectica, Inc.
Selectica (Nasdaq: SLTC) provides its customers with software solutions that automate the complexities of enterprise contract management and sales configuration lifecycles. The company’s high-performance solutions underlie and unify critical business functions including sourcing, procurement, governance, sales and revenue recognition. Selectica has been providing innovative, enterprise-class solutions for the world’s largest companies for over 10 years and has generated substantial savings for its customers. Selectica customers represent leaders in manufacturing, technology, retail, healthcare and telecommunications, including: ABB, Ace Hardware, Bell Canada, Cisco, Covad Communications, General Electric, Hitachi, International Paper, Juniper Networks, Levi Strauss & Co., Rockwell Automation, Tellabs, and 7-Eleven. Selectica is headquartered in San Jose, CA. For more information, visit the company’s Web site at www.selectica.com.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements in this release and elsewhere by Selectica are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the Company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of Company operations, or the performance or achievements of the Company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to fluctuations in demand for Selectica’s products and services; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Company’s industry; and risks related to the Company’s past stock granting policies and related restatement of financial statements. Selectica undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the Company can be found in the Company’s most recent Form 10-KSB, and other reports filed by the Company with the Securities and Exchange Commission.
Contact:
Scott Wilson, 415-785-7945, ir@selectica.com